Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Leigh J. Abrams, CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

DREW ACQUIRES PATENT FOR RV STABILIZING SYSTEM
AND OTHER ASSETS

White Plains, New York - July 8, 2008 - Drew Industries Incorporated (NYSE: DW) today reported that its wholly owned subsidiary, Lippert Components, Inc., acquired the patent for “JT’s Strong Arm Jack Stabilizer,” and other intellectual properties and assets, from JT’s RV Accessories. The purchase price of $3 million was funded from available cash.

“This stabilizing system represents a significant advance in the elimination of side-to-side and front-to-back movement of a parked travel trailer or fifth wheel RV. As a result, we believe this stabilizing system will quickly be accepted by many of our customers,” said Jason Lippert, President and CEO of Lippert Components. More information about this product can be found at www.jtrv.com.

“The addition of this innovative stabilizing system to our product line is another step in our overall strategy to add value to our customers’ products and increase our content per RV,” said Leigh J. Abrams, Drew’s CEO.

Jim Thorpe, the President and CEO of JT’s RV Accessories, entered into a three-year employment contract with Lippert Components. “Jim is highly creative, and we hope to see additional innovative products from him in the years to come,” said Jason Lippert.

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 36 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in the press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this press release and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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